UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

TROPIC INTERNATIONAL INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common stock, $0.001 par value

(2) Aggregate number of securities to which transaction applies: 112,264,146

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

July 14, 2016

Dear Stockholder:

We are furnishing the enclosed information statement to you in connection with a proposal to complete a reverse split of our issued and outstanding common stock, par value $0.001, at the ratio of one (1) new share for every two (2) existing shares (the “Reverse Split”). Upon the completion of the Reverse Split, our issued and outstanding common stock is expected to decrease from 112,264,146 shares to approximately 56,132,073 shares, with each fractional share being rounded up to the nearest whole share.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors reviewed and unanimously approved the Reverse Split by consent resolutions dated July 14, 2016. The holders of a majority of our issued and outstanding stock also approved the Reverse Split by written consent dated July 14, 2016. However, pursuant to applicable securities laws the Reverse Split will not be effected until at least 20 days after a definitive information statement has been sent to our stockholders who did not previously consent to the Reverse Split.

By Order of the Board of Directors:

/s/ John Marmora
John Marmora
President, Secretary, Treasurer, Director

INFORMATION STATEMENT

Introduction

The holders of a majority of our issued and outstanding stock on a fully-converted basis have taken an action by written consent without a meeting, pursuant to Section 78.207 of the Nevada Revised Statutes (the “NRS”), to approve reverse split of our issued and outstanding common stock, par value $0.001, at the ratio of one (1) new share for every two (2) existing shares (the “Reverse Split”). The purpose of the Reverse Split is to reorganize our capital structure in connection with a recently completed acquisition, which management believes will better position us to attract financing.

This information statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are a fully reporting Exchange Act company incorporated under the laws of the State of Nevada. Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the trading symbol TRPO. Information about us can be found our most recent quarterly report on Form 10-Q for the period ended February 29, 2016 and our annual report on Form 10-K for the fiscal year ended August 31, 2015, both filed with the Securities and Exchange Commission (the “SEC”). Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC.

We will incur all costs associated with preparing, printing and mailing this information statement.

Item 1. Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the Reverse Split and we are not required to hold a meeting under the NRS when a corporate action has been approved by the written consent of holders of a majority of our stock entitled to vote on the matter. This information statement is being mailed on or about July 14, 2016 to the holders of our stock as of July 8, 2016.

Dissenters’ Right of Appraisal

Under the NRS, our stockholders do not have dissenters’ rights in connection with the Reverse Split.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the Reverse Split was July 8, 2016 (the “Record Date”). As of that date, we had 112,264,146 issued and outstanding shares of common stock, par value $0.001, and 78,030,877 issued and outstanding preferred shares of 1894632 Ontario Inc., an Ontario corporation and our wholly owned subsidiary (“Subco”), each of which is exchangeable into one share of our common stock at the option of the holder thereof, subject to certain restrictions, and carries the right to vote on all matters on which the holders of shares of our common stock are entitled to vote pursuant to a Voting and Exchange Trust Agreement dated June 28, 2013 between us, Subco, 1894631 Ontario Inc., an Ontario corporation and our wholly owned subsidiary, and John Marmora, our office and director. Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The Reverse Split was approved by the holders of a majority of our stock entitled to vote on the Record Date. The vote required to approve the Reverse Split was 50% of the shares entitled to vote plus one vote, a simple majority. The actual affirmative vote was 69.4% of the shares.

Under applicable securities laws, we are not permitted to effect the Reverse Split until at least 20 days after we distribute a definitive information statement to our stockholders who have not previously consented to the corporate action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our common stock beneficially owned as of the Records Date for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days of the date of this information statement. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)	Total Voting Power (2)
Common Stock	John Marmora (3) 1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada N4S 7W3	32,093,377	(4)	22.2	16.9
Common Stock	Zoran Konević (5) 123 Commerce Valley Drive East, Suite 333 Thornhill, Ontario, Canada L3T 7W8	60,000,000		53.4	31.5
Common Stock	Azmatali Mehrali (6) 1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada N4S 7W3	-		-	-
All Officers and Directors as a Group		92,093,377		75.6	48.4
Special Voting Shares (7)	John Marmora (3) 1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada N4S 7W3	1		100	-
All Officers and Directors as a Group		1		100	-
Common Stock	Gerry Racicot PO Box 1041, 345691 Quaker Street Norwich, Ontario, Canada N0J 1P0	40,000,000		35.6	21.0

(1)	Based on 112,264,146 shares of our common stock issued and outstanding as of the Record Date as well as the exchange of all preferred shares of Subco owned by the applicable holder into shares of our common stock. For clarity, the percentage ownership does not reflect the exchange of preferred shares of Subco into shares of our common stock by any person other than the applicable holder.

(2)	Based on the exchange of all 78,030,877 issued and outstanding preferred shares of Subco for shares of our common stock, and a total of 190,295,023 shares of our common stock.

(3)	John Marmora is our President, Secretary, Treasurer and director, and is the only person who possesses the right to exchange preferred shares of Subco for shares of our common stock within 60 days of the date hereof, since any such exchange can only be completed with the written consent of Subco.

(4)	Includes only shares of our common stock issuable upon the exchange of preferred shares of Subco.

(5)	Zoran Konević is our Chief Executive Officer and director.

(6)	Azmatali Mehrali is our Chief Financial Officer and Principal Accounting Officer.

(7)	The Special Voting Share confers on the Mr. Marmora the number of votes equal to the number of outstanding preferred shares of Subco, other than such shares held by us or our affiliates, on all matters on which the holders of shares of our common stock are entitled to vote.

Amendment of Charter, Bylaws or Other Documents

Not applicable.

Item 2. Statement that Proxys are not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Our current officers and directors have an interest in the Reverse Split as a result of their ownership of shares of our issued and outstanding common stock and preferred shares of Subco as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management”, above. However, we do not believe that they have any interest that differs from or is greater than that of our other stockholders.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this information statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this information statement or any future information statement by writing to us at 1057 Parkinson Road, Unit #9, Woodstock, Ontario, Canada N4S 7W3, or by telephoning us at (519) 421-1900.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:

By:	/s/ John Marmora
John Marmora
President, Secretary, Treasurer, Director

Dated: July 14, 2016